Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (referred to herein as “Agreement”) is made March 15, 2016 by ST. LAWRENCE ZINC COMPANY, LLC, a Delaware limited liability company, with an address of 408 Sylvia Lake Road, Gouverneur, New York 13642 (referred to herein as “Debtor”) to DEVELOPMENT AUTHORITY OF THE NORTH COUNTRY, a New York public benefit corporation, with an office located at 111 Clinton Street, Watertown, New York 13601 (referred to herein as “Secured Party”).

W I T N E S S E T H:

WHEREAS, in order to induce Secured Party to make a loan concurrently herewith as evidenced by that certain Promissory Note of even date herewith (the “Note” or “Notes”) and to secure any other obligations owed by the Debtor to the Secured Party now or in the future, Debtor has agreed to pledge to Secured Party certain property as security for the loan;

NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor hereto agrees as follows:

1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

“Collateral” shall mean the property set forth in EXHIBIT A attached hereto and made a part hereof, and all proceeds thereof, and all replacements thereto, wherever located.

“Event of Default” shall have the meanings set forth herein at ¶6.

“Note” or “Notes” shall mean that certain promissory note or those certain promissory notes dated the same date as this Security Agreement made by Debtor payable to Secured Party.

“Obligations” shall mean all principal and interest due or to become due under the Note, and any other indebtedness or liability of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2. Creation Of The Security Interest. Debtor hereby grants to Secured Party a security interest in all of Debtor’s now owned or hereafter acquired right, title and interest in and to the Collateral to secure the full and prompt payment and performance of all of the Obligations.

3. Debtor’s Obligation To Pay. Debtor shall pay and perform all of the Obligations of Debtor to Secured Party as the same may become due according to their terms. Debtor shall be liable for, and shall reimburse to Secured Party, all expenses, including reasonable attorneys’ fees, incurred or paid in connection with establishing, perfecting, maintaining, protecting or enforcing any of Secured Party’s rights and remedies hereunder.

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4.01 Protection Of The Collateral. Debtor shall defend the title to the Collateral against all claims and demands whatsoever. Debtor shall keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Collateral. Upon request by Secured Party, Debtor shall furnish further assurances of title, execute any further instruments and do any other acts necessary to effectuate the purposes and provisions of this Security Agreement. Debtor shall not sell, exchange, assign, transfer or otherwise dispose of the Collateral, and shall not encumber, hypothecate, mortgage, create a lien on or security interest in the Collateral, without the prior written consent of Secured Party in each instance. The risk of loss of the Collateral at all times shall be borne by Debtor. Debtor shall keep the Collateral in good repair and condition and shall not misuse, abuse or waste the Collateral or allow the Collateral to deteriorate except for normal wear and tear.

4.02 Debtor at all times shall maintain: (A) insurance covering the Collateral and all other property of Debtor against loss or damage by fire and other hazards; (B) insurance against liability on account of damage to persons and property; (C) all insurance required under applicable workmen’s compensation laws; and (D) insurance covering such other risks as Secured Party reasonably may request. Such insurance shall be in amounts satisfactory to Secured Party, shall be maintained with responsible insurance carriers, shall name Debtor and Secured Party as their interests may appear as insured, and shall provide for at least ten (10) days’ written notice to Secured Party prior to cancellation. Debtor, from time to time, upon Secured Party’s written request, promptly shall furnish or cause to be furnished to Secured Party evidence of the maintenance of all insurance required to be maintained hereunder, including such originals or copies of policies, certificates of insurance, riders and endorsements relating thereto and proof of payment of premiums as Secured Party may request. If Debtor shall fail to maintain any such insurance, Secured Party may, but shall not be obligated to do so at the expense of Debtor, in addition to the other rights and remedies of Secured Party. Debtor hereby irrevocably designates Secured Party, its agents, representatives and designees, as agent and attorney-in-fact, coupled with an interest, of Debtor for purposes of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts, and hereby assigns to Secured Party all sums which may become payable under such insurance, including returned premiums and dividends, as additional security for the Obligations.

4.03 Secured Party shall have the right to enter upon the premises where the Collateral is located at any reasonable time, and from time to time, to inspect the Collateral.

5. Filing And Recording. Debtor, at its own cost and expense, shall execute and deliver to Secured Party any financing statements, and shall procure for Secured Party any other documents, necessary or appropriate to protect the security interest granted to Secured Party hereunder against the rights and interests of third parties, and shall cause the same to be duly recorded and filed in all places necessary to perfect the security interest of Secured Party in the Collateral. In the event that any recording or refiling thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, Debtor, at its own cost and expense, shall cause the same to be re-recorded and/or refiled at the time and in the manner requested by Secured Party. Debtor hereby authorizes Secured Party to file or refile any financing statements or continuation statements with respect to the security interest granted pursuant to this Agreement which at any time may be required or appropriate, although the same may have been executed only by Secured Party, and to execute such financing statement on behalf of Debtor. Debtor hereby irrevocably designates Secured Party, its agents, representatives and designees, as agent and attorney-in-fact, coupled with an interest, of Debtor for the aforesaid purposes.

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6. Default. The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default” or “Event of Default”) shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority beyond the grace period specified below: (A) If Debtor shall fail to pay, perform or observe any covenant, agreement, term or provision of this Agreement, the Note or any other agreement or arrangement now or hereafter entered into between the parties hereto or with respect to any Obligation of Debtor to Secured Party; (B) If any representation, warranty or other statement of fact herein or in any writing, certificate, report or statement at any time furnished to Secured Party pursuant to or in connection with this Agreement or the Note shall be false or misleading in any material respect; (C) If any Debtor shall: admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if Debtor shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Debtor or of the whole or any substantial part of the property of Debtor or approves a petition filed against Debtor seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Debtor or the whole or any substantial part of its property; or if there is commenced against Debtor any proceeding for any of the foregoing relief; or if Debtor by any act indicates its consent to, approval of, or acquiescence in any such proceeding; (D) If any creditor of Debtor for any reason whatsoever hereafter shall accelerate payment in whole or in part of any outstanding obligation owed to it by Debtor under any agreement or arrangement, or if any judgment against the Debtor or any execution against any of its property for any amount remains unpaid, unstayed or undismissed for a period in excess of sixty (60) days; (E) If Debtor shall cease to exist; (F) If there occurs any reduction in the value of the Collateral or any act of Debtor which imperils the prospect of the full performance or satisfaction of the Obligations; or (G) If all or any part of the Collateral shall be sold, transferred or assigned, or shall be further encumbered, hypothecated, mortgaged, or made subject to any other lien or security interest, without the prior written consent of Secured Party.

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7. Rights And Remedies. Upon the occurrence of an Event of Default, Debtor shall have a period of 25 days after its receipt of written notice of such default specifying the reasons for the default. In the event the Event of Default cannot be cured within 25 days, Debtor shall not be in default if, within such 25 day period, it shall have commenced to cure the default and shall continue its efforts to cure such default with due diligence. After such period of time, if the Event of Default has not been cured, the Obligations shall immediately become due and payable in full without further notice or demand. Secured Party shall have all rights and remedies provided by the Uniform Commercial Code then in effect in the State of New York. In addition to, or in conjunction with, or substitution for such rights and remedies, Secured Party may at any time and from and after the occurrence of an Event of Default hereunder: (A) with or without notice to Debtor, foreclose the security interest created herein by any available judicial procedure, or take possession of the Collateral, or any portion thereof, with or without judicial process, and enter any premises where the Collateral may be located for the purpose of taking possession of or removing the same, or rendering the same unusable, or disposing of the Collateral on such premises, and Debtor agrees not to resist or interfere therewith; (B) require Debtor to prepare, assemble or collect the Collateral, at Debtor’s own expense, and make the same available to Secured Party at such place as Secured Party may designate, whether at Debtor’s premises or elsewhere; (C) sell, lease or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation, in Debtor’s name or in its own name, or in the name of such party as Secured Party may designate, either at public or private sale (at which Secured Party shall have the right to purchase), in lots or in bulk, for cash or for credit, with or without representations or warranties, and upon such other terms as Secured Party, in its sole discretion, may deem advisable; and ten (10) days’ written notice of such public sale date or dates after which private sale may occur, or such lesser period of time in the case of an emergency, shall constitute reasonable notice hereunder; (D) execute and deliver documents of title, certificates of origin, or other evidence of payment, shipment or storage of any Collateral or proceeds on behalf of and in the name of Debtor; (E) remedy any default by Debtor hereunder, without waiving such default, and any monies expended in so doing shall be chargeable with interest to Debtor and added to the Obligations secured hereby; and (F) apply for an injunction to restrain a breach or threatened breach of this Agreement by Debtor.

8. Cumulative Rights. All rights, remedies and powers granted to Secured Party herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

9. Debtor’s Representations And Warranties. Debtor hereby represents and warrants to Secured Party that: (A) Debtor is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Debtor is a party or by which Debtor may be bound. (B) Debtor has the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents. (C) Debtor is the legal and equitable owner of the Collateral, free and clear of all security interests, liens, claims and encumbrances of every kind and nature. No financing statement covering the Collateral or its proceeds is on file in any public office. (D) No default exists, and no event which with notice or the passage of time, or both, would constitute a default hereunder exists. (E) There are no offsets, claims or defenses against the Obligations.

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10. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given five (5) days after the date sent by certified mail, addressed to the parties at their respective addresses hereinabove set forth, with a copy to Star Mountain Resources, Inc., 8307 Shaffer Parkway, Suite 102, Littleton, Coloardo 80127 Attn. Chief Financial Officer and to Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401 Attn. Laura Anthony, Esq. and Lazarus Rothstein, Esq. or at such other addresses as the parties may designate in writing. Debtor immediately shall notify Secured Party of any change in the address of Debtor or discontinuance of the place of business of Debtor.

11. Modification And Waiver. No modification or waiver of any provision of this Agreement, and no consent by Secured Party to any breach thereof by Debtor, shall be effective unless such modification or waiver shall be in writing and signed by Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Debtor and Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. All such rights and remedies shall continue unimpaired, notwithstanding any delay, extension of time, renewal, compromise or other indulgence granted with respect to any of the Obligations. Debtor hereby waives all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Debtor expressly had agreed thereto in advance. The aforesaid Note may be negotiated by Secured Party without releasing Debtor or the Collateral.

12. Applicable Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement. Debtor covenants and agrees to execute and deliver to Secured Party on demand such additional assurances, writings and instruments as may be required by Secured Party for purposes of effectuating the intent of this Agreement. The captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement.

13. Venue and Jurisdiction. Any legal action by any party against another relating in any way to this instrument, or the indebtedness, or any relationship between or conduct by the parties, whether at law or in equity, shall be commenced in the Supreme Court of the State of New York in and for St. Lawrence County, New York.

14. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective distributees, executors, administrators, successors and permitted assigns. Secured Party may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Debtor, to the payment and performance of all of the Obligations and agreements of Debtor hereunder and to all of the rights and remedies of Secured Party hereunder, and Debtor shall assert no claims or defenses Debtor may have against Secured Party against the assignee. The gender and number used in this Agreement are used for reference only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

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EXECUTED as of the day and year first above written.

DEBTOR:

ST. LAWRENCE ZINC COMPANY, LLC

By: Balmat Holding Corporation

A Delaware Corporation

Sole Member

/s/ Wayne Rich
By:	Wayne Rich
Its:	Chief Financial Officer

STATE OF COLORADO	)
)ss:
COUNTY OF JEFFERSON	)

On the 15 day of March 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared WAYNE RICH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, entity or person upon behalf of which the individual acted, executed the instrument.

/s/ Bryan S. Doyle
Notary Public

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EXHIBIT A

Attachment to Security Agreement and UCC-1 Financing Statement between ST. LAWRENCE ZINC COMPANY, LLC, Debtor, and DEVELOPMENT AUTHORITY OF THE NORTH COUNTRY, Secured Party.

1.	All Debtor’s machinery and equipment specified on the list annexed hereto.

2.	All Debtor’s now owned and hereafter acquired or created mineral and mining rights arising in the operations of Debtor’s business, including but not limited to permits, licenses on the list annexed hereto, easements, and rights of way.

3.	All accessions, accessories, additions, amendments, modifications, and replacements to any of the above; all proceeds and products of any of the above; all condemnation awards; all policies of insurance pertaining to any of the above, as well as any proceeds and unearned premiums pertaining to such policies, and all books and records pertaining to any of the above.

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